                                                                               Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 21, 2007, (which reports on the financial statements express an unqualified opinion and include an explanatory paragraph relating to changes in accounting principles) relating to the financial statements and financial statement schedules of PG&E Corporation and Pacific Gas and Electric Company, and our report dated February 21, 2007 relating to management's report on the effectiveness of internal control over financial reporting for the year ended December 31, 2006 appearing in and incorporated by reference in the Annual Report on Form 10-K of PG&E Corporation and Pacific Gas and Electric Company for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Francisco, California

July 10, 2007